Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Joseph Vukson
508.323.1260	508.323.1228
john_vincenzo@3com.com	joseph_vukson@3com.com

Investor Relations
Staci Mortenson
ICR, Inc.
203-682-8273
Staci.mortenson@icrinc.com
3COM REPORTS FOURTH QUARTER AND ANNUAL FISCAL YEAR 2007 RESULTS
•	GAAP revenue for the fourth quarter was approximately $311 million, a 22 percent increase over the prior year quarter’s GAAP revenue. GAAP revenue for the full year was $1.3 billion;

•	GAAP operating loss in the quarter was $93 million, including $91 million in charges related to the closing of the H3C transaction;

•	Non-GAAP operating profit was $12 million, which is the third consecutive quarter of non-GAAP operating profitability; and

•	Cash flow from operations was $71 million for the quarter and $166 million for the fiscal year.
MARLBOROUGH, MASS. — June 28, 2007 — 3Com Corporation (NASDAQ: COMS) today reported consolidated financial results for its fourth quarter of fiscal year 2007, which ended June 1, 2007, including the results for its two operating segments, Secure, Converged Networking (SCN) and H3C.

Revenue
     Revenue determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was approximately $311 million in the fourth quarter of fiscal 2007, a 22 percent increase compared to the same period in fiscal 2006. This growth is primarily due to the full consolidation of H3C revenue in the current period, which contains an extra month of H3C’s results compared with the prior year period. Revenue grew four percent compared to pro forma revenue in the prior-year period, which includes the results of H3C as if it had been fully consolidated during the prior-year period.
     The H3C segment revenue was approximately $176 million, a 13 percent increase over the prior-year quarter pro forma non-GAAP segment results, and the SCN segment revenue was $163 million, a two percent decrease compared to the prior-year fourth quarter. The level of year-over-year decline in SCN decreased during the fourth quarter as compared to the first three quarters of the fiscal year. During the fourth quarter the North America region had seven percent revenue growth over the prior-year period. This was driven by growth in the networking and security categories partially offset by decreased sales of the legacy connectivity products.
     Full year GAAP fiscal 2007 revenue was $1.3 billion, a 59 percent increase compared to GAAP fiscal 2006 due primarily to the consolidation of H3C’s results in the current period. On a pro forma basis, assuming H3C had been consolidated from the beginning of the periods, full fiscal year 2007 revenue would have increased 11 percent.
Gross Profit and Operating Loss — GAAP Basis
     3Com’s gross profit for the fourth quarter of fiscal 2007 was $138 million, or 45 percent of revenue, which is a one percentage point improvement compared to the prior-year quarter, driven primarily by the inclusion of a full three months of H3C in the current period results as well as improvements in the SCN segment. GAAP operating loss was $93 million versus an operating loss of $21 million in the fourth quarter of fiscal 2006. The increase in GAAP operating loss included $91 million in charges related to the closure of the H3C acquisition, including $57 million in current period charges associated with the

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previously disclosed change-of-control portion of the H3C Equity Appreciation Rights Plan, or EARP. The GAAP operating loss also included $34 million associated with in-process R&D charges for the H3C transaction.
Non-GAAP Operating Income1
     Non-GAAP operating income was $12 million in the fourth quarter of fiscal 2007, an improvement of $18 million compared to the prior-year fourth quarter’s non-GAAP operating loss of $6 million.
Net Loss and EPS — GAAP basis
     The fourth quarter fiscal 2007 net loss was $66 million, or $0.17 per share, of which $63 million represents 3Com’s portion of costs related to the acquisition of H3C. Net loss includes restructuring, amortization, in-process R&D and stock-based compensation expense totaling $48 million, or $0.12 per share, and 3Com’s portion of the change-of-control EARP payment of $29 million or $0.07 per share. In the same period of the prior year, the net loss was $15 million, or $0.04 per share, including restructuring, amortization, in-process research and development and stock-based compensation expense of $15 million, or $0.04 per share2.
     Edgar Masri, 3Com’s President and CEO, said “3Com’s overall performance in the fourth quarter concluded a successful year in which the Company significantly improved its strategic position, global execution and financial performance. For the third consecutive quarter, 3Com delivered positive non-GAAP operating profitability, and Fiscal 2007 marked the first time in four years that 3Com has delivered positive cash flow from operations on a full year basis. We also showed great discipline in our SCN segment, reducing net loss by approximately 30 percent year over year, on full year performance.”

[1] The non-GAAP operating income and loss measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as the change-in-control portion of the EARP. The required reconciliations and other disclosures used for all non-GAAP measures by the Company are set forth later in this press release in Table D, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.

[2] Our results for the year ago period include stock-based compensation expense primarily related to restricted stock amortization and stock-based compensation costs associated with acquisitions. Our results for the current period also include the effects of our adoption of FAS 123(R).

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     “Looking ahead, we believe that 3Com is well positioned to capitalize on the large and growing market opportunity for secure, converged networks,” continued Masri. “We are committed to a goal of balancing cost containment with profitable revenue growth across all aspects of our business, and we believe we can achieve this based on H3C’s continued growth, the progress being made in the integration of H3C and the improved performance of our SCN operating segment.”
Cash and Short-Term Securities
     3Com ended the quarter with $559 million in cash, cash equivalents and short-term investments. The net decrease of $397 million from the balance at the end of the previous quarter was driven primarily by $473 million in payments related to the acquisition of the remaining portion of H3C, offset by strong cash flow from operations of $71 million.
Fourth Quarter 2007 Business Highlights
•	Completed the integration of H3C and 3Com Sales and Marketing in Latin America.

•	H3C had several product development achievements in the quarter such as: its iVS IP video surveillance solution passed standard testing for China Telecom Global E-eye project V2.0, released its IX1500 storage product, supporting SAS technology, and released its DL1000 virtual tape library (VTL) product for disaster back-up market.

•	H3C won accounts including: China Life Insurance (Group) Company, (Security and switches), Shenzhen Nanshan E-government, (Storage and switches), Agriculture Bank of China (Switches), Safe China — Fushun City, (IP surveillance, Storage and switches), Xinhua News Agency, China (Wireless, software and switches, Wireless LAN), CJSC “Corvette Telecom,” Russia (Switches), ALSTOM, France (Switches), Beijing Public Transportation Company (IP surveillance), Zhejiang Communications Investment Group Co., Ltd, China (Routers, switches, security and software) and The Chinese University of Hong Kong (Switches).

•	3Com won accounts in key vertical markets including: Belfast City Council, Ireland (VCX and switches); Ministry of Finance, Lebanon (switches and routers); Modrus, UK (VCX and NBX); Hyundai Construction (switching); Angus & Robertson (VCX); German Malaysian Institute (modular core switching).

•	Announced the launch of the X-Family unified security solution.

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•	TippingPoint sold its Intrusion Preventions Systems and NAC solutions to customers including: American Red Cross, Hawaii Department of Education, Philadelphia Schools (NAC), REWE Group and Virginia State Supreme Court.

•	Marc Willebeek-LeMair was named one of the technology industry’s Top 25 Chief Technology Officers by InfoWorld, a leading technology publication.
Conference Call
     Management will host a conference call and webcast at 5 p.m. EDT today to discuss quarterly and annual highlights, historical financial results and expectations of future performance. To participate on the call, U.S. and international parties may dial (913) 981-5525. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings webcast section.
Safe Harbor
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding future strategy, integration and financial goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended March 2, 2007.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
References to the financial information included in this press release and the related conference call reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. 3Com also owns H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings innovative and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
# # #
Copyright © 2007 3Com Corporation. 3Com and the 3Com logo are registered trademarks and TippingPoint is a trademark of 3Com Corporation. All other company and product names may be trademarks of their respective holders

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3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended			Year Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
Sales	$310,918	$323,441	$255,276	$1,267,481	$794,807
Cost of sales	172,482	170,004	143,999	689,027	466,743

Gross profit	138,436	153,437	111,277	578,454	328,064

Operating expenses:
Sales and marketing	89,047	77,338	69,860	319,696	274,745
Research and development	71,267	48,419	32,373	215,632	101,870
General and administrative	28,790	22,466	16,571	93,875	72,596
Amortization of intangibles	7,897	10,228	9,317	42,525	20,903
In-process research and development	34,053	1,700	650	35,753	650
Restructuring charges	718	2,221	3,426	3,494	14,403

Total operating expenses	231,772	162,372	132,197	710,975	485,167

Operating loss	(93,336)	(8,935)	(20,920)	(132,521)	(157,103)
Gain (loss) on investments, net	344	(582)	1,063	1,143	4,333
Interest income, net	7,598	11,265	8,948	40,863	29,085
Other income, net	11,780	9,637	8,673	38,291	8,235

Income (loss) from operations before income taxes and equity interest of unconsolidated joint venture and minority interest of consolidated joint venture	(73,614)	11,385	(2,236)	(52,224)	(115,450)

Income tax provision	(5,126)	(1,374)	(5,115)	(10,173)	14,833
Equity interest of 3Com in the income of unconsolidated joint venture (1)	—	—	3,251	—	11,016
Minority interest of Huawei in the loss (income) of consolidated joint venture (2)	12,516	(14,790)	(11,074)	(26,192)	(11,074)

Net loss	$(66,224)	$(4,779)	$(15,174)	$(88,589)	$(100,675)

Basic and diluted loss per share	$(0.17)	$(0.01)	$(0.04)	$(0.22)	$(0.26)

Shares used in computing basic and diluted per share amounts	395,988	394,351	390,245	393,894	386,801

(1)	Represents 3Com’s interest in the Huawei-3Com joint venture for the applicable periods.

(2)	Represents Huawei’s interest in the Huawei-3Com joint venture for the period subsequent to February 1, 2006.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	June 1,	June 2,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$559,217	$501,097
Short-term investments	—	363,250
Notes receivable	77,368	63,224
Accounts receivable, net	102,952	115,120
Inventories, net	107,988	148,819
Other current assets	50,157	57,835

Total current assets	897,682	1,249,345

Property & equipment, net	76,460	89,109
Goodwill	766,444	354,259
Intangibles, net	371,289	111,845
Other assets	39,217	56,803

Total assets	$2,151,092	$1,861,361

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$110,430	$153,245
Current portion of long term debt	94,000	—
Accrued liabilities and other	435,638	318,036

Total current liabilities	640,068	471,281

Deferred revenue and long-term obligations	23,725	13,788
Long term debt	336,000	—
Minority interest of Huawei (a)	—	173,930
Stockholders’ equity	1,151,299	1,202,362

Total liabilities and stockholders’ equity	$2,151,092	$1,861,361

(a)	Represents Huawei’s 49 percent ownership in the Huawei-3Com joint venture.

Additional Financial Data
(in thousands)
(unaudited)
TABLE C
Sales by Geography (a)

	Three Months Ended			Year Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
North America	$61,569	$58,538	$57,513	$233,691	$248,532
Latin and South America	16,834	17,970	18,778	70,419	72,164
Europe, Middle East and Africa	66,623	65,736	67,485	272,826	298,545
Asia Pacific Rim (ex-China)	23,924	26,906	111,500	103,501	175,566
China	141,968	154,291	—	587,044	—

Total Sales	$310,918	$323,441	$255,276	$1,267,481	$794,807

(a)	SCN segment sales are included in geographic categories based on the location of the end customer. H3C segment sales included in the geographic categories are based upon the hub locations of OEM partners in the case of OEM sales and the location of end-customers in the case of direct customer sales.
Sales by Product Category

	Three Months Ended			Year Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
Networking	$252,007	$259,196	$198,838	$1,028,090	$577,038
Security	32,362	30,647	24,681	120,053	88,012
Voice	16,835	18,700	14,532	68,033	56,632
Services	9,147	9,805	8,757	35,871	33,357
Connectivity Products	567	5,093	8,468	15,434	39,768

Total Sales	$310,918	$323,441	$255,276	$1,267,481	$794,807

3Com Corporation
Reconciliation of Non-GAAP Operating Income (Loss)
(in thousands)
(unaudited)
TABLE D

	Three Months Ended			Twelve Months Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
GAAP operating expenses	$231,772	$162,372	$132,197	$710,975	$485,167
Asset impairment [a]	—	—	—	—	(4,200)
Executive transition [b]	—	—	—	—	(4,612)
Restructuring	(718)	(2,221)	(3,426)	(3,494)	(14,403)
Amortization of intangible assets	(7,897)	(10,228)	(9,317)	(42,525)	(20,903)
In-process research and development [c]	(34,053)	(1,700)	(650)	(35,753)	(650)
Employee Appreciation Rights Plan (EARP) [d]	(51,592)	—	—	(51,592)	—
Stock-based compensation expense [e]	(4,505)	(4,478)	(1,627)	(18,519)	(9,667)

Non-GAAP operating expenses	$133,007	$143,745	$117,177	$559,092	$430,732

GAAP operating loss	$(93,336)	$(8,935)	$(20,920)	$(132,521)	$(157,103)
Asset impairment [a]	—	—	—	—	4,200
Executive transition [b]	—	—	—	—	4,612
Restructuring	718	2,221	3,426	3,494	14,403
Amortization of intangible assets	7,897	10,228	9,317	42,525	20,903
In-process research and development [c]	34,053	1,700	650	35,753	650
Employee Appreciation Rights Plan (EARP) [d]	57,308	—	—	57,308	—
Stock-based compensation expense [e]	4,962	4,896	1,686	20,095	9,846

Non-GAAP operating income (loss)	$11,602	$10,110	$(5,841)	$26,654	$(102,489)

[a]	This charge is the result of the Company’s decision to abandon development plans utilizing licensed software for which the Company has no alternative use.

[b]	These charges represent expenses associated with the separation of former CEO Bruce Claflin and the hiring costs for the replacement of former CEO R. Scott Murray.

[c]	These charges are related to acquired technology from H3C and Roving Planet.

[d]	These charges represent the Employee Appreciation Rights Plan for H3C employees triggered by 3Com’s acquisition of the remaining 49% ownership of H3C. They are included in the following cost and expense categories by period (dollars in thousands):

	Three Months Ended			Twelve Months Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
Cost of sales	$5,716	$—	$—	$5,716	$—
Sales and marketing	17,727	—	—	17,727	—
Research and development	27,230	—	—	27,230	—
General and administrative	6,635	—	—	6,635	—

[e]	Stock-based compensation expense is included in the following cost and expense categories by period (dollars in thousands):

	Three Months Ended			Twelve Months Ended
	June 1,	March 2,	June 2,	June 1,	June 2,
	2007	2007	2006	2007	2006
Cost of sales	$457	$418	$59	$1,576	$179
Sales and marketing	1,398	1,553	325	5,756	2,066
Research and development	848	1,060	1,035	4,621	4,069
General and administrative	2,259	1,865	267	8,142	3,532

	GAAP H3C		Non-GAAP H3C
	Segment	Adjustments	Segment
	Two Months	One Month	Three Months
	Ended	Ended	Ended
	March 31, 2006	January 31, 2006	March 31, 2006 [f]

Sales	$108,290	$47,690	$155,980

Gross profit	51,437	24,372	75,809

Total sales and marketing, research and development, and general and administrative expenses	30,203	15,895	46,098

Other operating expenses [g]	6,377	2,484	8,861

Operating income	14,857	5,993	20,850

Net income before minority or equity interest [h]	$21,568	$6,631	$28,199

[f]	Without eliminations

[g]	Includes amortization for all periods presented plus an in-process research and development charge of $650 for the two months ended March 31, 2006.

[h]	Represents net income before equity interest of 3Com, and minority interest of Huawei, in H3C.

3Com Corporation
Segment Reporting
(in thousands)
(unaudited)
TABLE E

	Operating Segments				Non-Operating Segment
	SCN		H3C		Eliminations and Other Items
	Three Months	Twelve Months	Three Months	Twelve Months	Three Months		Twelve Months
	Ended	Ended	Ended	Ended	Ended		Ended
	June 1, 2007	June 1, 2007	March 31, 2007	March 31, 2007	June 1, 2007		June 1, 2007
Sales	$163,083	$642,816	$175,727	$731,132	$(27,892	)(1)	$(106,467	)(1)

Gross profit	59,667	239,245	78,769	339,209

Total sales and marketing, research and development, and general and administrative expenses	82,332	337,522	106,772	291,678

Other operating expenses (2)	4,177	19,494	38,491	62,281

Operating loss	26,842	117,771	66,494	14,750

Net income (loss)	(18,794)	(81,446)	(59,946)	19,049	12,516	(3)	(26,192	)(3)

(1)	Represents eliminations for inter-company revenue during the respective periods.

(2)	Represents restructuring and amortization in all periods presented plus in-process research and development costs as applicable.

(3)	Represents equity interest of Huawei in H3C for January, February and March for the three month period ended June 1, 2007 and the period of April 2006 through March 2007 for the twelve month period ended June 1, 2007.

3Com Corporation
Consolidated Statement of Cash Flows
(In thousands)
(unaudited)
Table F

	Year Ended
	June 1,	June 2,
	2007	2006
Cash flows from operating activities:
Loss from continuing operations	$(88,589)	$(100,675)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	74,990	44,685
Gain on property and equipment disposals	(14,714)	(646)
Minority interest	26,192	11,074
Stock-based compensation expense	20,095	9,863
Gain on investments, net	(1,417)	(235)
Deferred income taxes	(10,487)	121
In-process research and development	35,753	650
Equity interest in loss of unconsolidated joint venture	—	(11,016)
Change in assets and liabilities:
Accounts receivable	(24,677)	5,913
Inventories	50,589	(23,047)
Other assets	32,368	1,891
Accounts payable	(34,760)	3,430
Other liabilities	100,195	(28,172)

Net cash provided by (used in) operating activities	165,538	(86,164)

Cash flows from investing activities:
Purchase of investments	(225,005)	(421,279)
Proceeds from maturities and sales of investments	609,342	629,036
Purchase of property and equipment	(28,331)	(17,404)
Businesses acquired in purchase transactions, net of cash acquired	(898,529)	110,407
Proceeds from sale of property and equipment	36,580	—

Net cash (used in) provided by investing activities	(505,943)	300,760

Cash flows from financing activities:
Issuances of common stock	14,910	22,801
Repurchases of common stock	(4,788)	(7,076)
Proceeds from long term debt	415,811	—
Dividend paid to minority interest shareholder	(40,785)	—
Other, net	2,790	—

Net cash provided by financing activities	387,938	15,725

Effects of exchange rate changes on cash and equivalents	10,587	2,241

Net change in cash and equivalents during period	58,120	232,562
Cash and equivalents, beginning of period	501,097	268,535

Cash and equivalents, end of period	$559,217	$501,097